NEWS RELEASE
WESCO International, Inc. / Suite 700, 225 West Station Square Drive / Pittsburgh, PA 15219

WESCO International, Inc. Reports Second Quarter 2014 Results
and Achieves Record Quarterly Sales
Second quarter highlights:
•Consolidated record sales of $2.0 billion
- 6.0% organic growth year-over-year
- 7.9% organic growth sequentially
- 10.7% consolidated growth sequentially
•Operating margin of 5.8%
•Earnings per diluted share of $1.29
•Financial leverage ratio of 3.4, following completion of three accretive acquisitions in first half.

PITTSBURGH, July 24, 2014/PRNewswire/ -- WESCO International, Inc. (NYSE: WCC), a leading provider of electrical, industrial, and communications MRO and OEM products, construction materials, and advanced supply chain management and logistics services, announces its 2014 second quarter results.

The following are results for the three months ended June 30, 2014 compared to the three months ended June 30, 2013. A reconciliation of adjusted results is provided in the Non-GAAP Financial Measures section of this release.

•
Net sales were $2,005.2 million for the second quarter of 2014, compared to $1,894.0 million for the second quarter of 2013, an increase of 5.9%. Organic sales increased 6.0%, acquisitions positively impacted sales by 1.6%, and foreign exchange negatively impacted sales by 1.7%. Sequentially, sales increased 10.7%, and organic sales increased 7.9%.

•	Gross profit was $411.8 million, or 20.5% of sales, for the second quarter of 2014, compared to $392.6 million, or 20.7% of sales, for the second quarter of 2013.

•	Selling, general & administrative (SG&A) expenses were $278.7 million, or 13.9% of sales, for the second quarter of 2014, compared to $265.5 million, or 14.0% of sales, for the second quarter of 2013.

•	Operating profit was $115.9 million for the current quarter, compared to $109.9 million for the second quarter of 2013. Operating profit as a percentage of sales was 5.8% in 2014 and 2013.

•
Interest expense for the second quarter of 2014 was $20.3 million, compared to $21.8 million for the second quarter of 2013. Non-cash interest expense, which includes convertible debt interest, interest related to uncertain tax positions, and the amortization of deferred financing fees, for the second quarter of 2014 and 2013 was $2.2 million and $2.1 million, respectively.

•	The effective tax rate for the current quarter was 28.0%, compared to 25.8% for the prior year second quarter.

•	Net income attributable to WESCO International, Inc. of $68.9 million for the current quarter was up 5.5% from $65.3 million for the prior year quarter.

•
Earnings per diluted share for the second quarter of 2014 were $1.29 per share, based on 53.5 million diluted shares, compared to $1.25 per share in the second quarter of 2013, based on 52.3 million diluted shares. Earnings per diluted share in the second quarter of 2014 increased 3.2% from the corresponding prior year period.

•
Free cash flow for the second quarter of 2014 was negative $2.7 million compared to $33.6 million for the second quarter of 2013. The net cash outflow was driven by working capital growth as a result of the strong sequential increase in sales during the quarter.

Mr. John J. Engel, WESCO's Chairman and Chief Executive Officer, stated, “Our second quarter results reflect strong sales execution, along with improvement in our end markets and seasonal recovery from the severe winter weather conditions experienced earlier this year.  Sales grew 6% organically, with growth in all four of our end markets.  Sales in the U.S. were up 5%, sales in Canada were up 7% on a local currency basis, and sales for the rest of world were up over 13%.  Sales growth in the U.S. was steady in the quarter at mid-single-digit rates while sales momentum in Canada accelerated through the quarter.  July is off to a good start with sales growth rates trending in-line with second quarter levels.  We continue to see favorable indicators with our customers, including further strengthening in non-residential construction, which we expect will result in ongoing growth in our key markets.  With the improving sales momentum but a softer than anticipated start to the year, we are revising our full year outlook to 4% to 5% sales growth and $5.20 to $5.40 earnings per diluted share from our previous outlook of 3% to 6% sales growth and $5.30 to $5.70 earnings per diluted share.”

The following results are for the six months ended June 30, 2014 compared to the six months ended June 30, 2013.

•
Net sales were $3,816.0 million for the first six months of 2014, compared to $3,702.0 million for the first six months of 2013, an increase of 3.1%. Acquisitions positively impacted sales by 1.0%, organic sales increased 3.9%, and foreign exchange negatively impacted sales by 1.8%.

•	Gross profit of $786.5 million, or 20.6% of sales, for the first six months of 2014 was down 30 basis points, compared to $773.6 million, or 20.9% of sales, for the first six months of 2013.

•
SG&A expenses were $544.2 million, or 14.3% of sales, for the first six months of 2014 compared to $493.0 million, or 13.3% of sales, for the first six months of 2013. SG&A expenses for the first six months of 2013 include a $36.1 million favorable impact resulting from the recognition on a litigation matter. Excluding the impact of this favorable item, SG&A expenses were $529.1 million, or 14.3% of sales.

•
Operating profit was $208.7 million for the first six months of 2014, down 15.4% from $246.7 million for the comparable 2013 period. Operating profit as a percentage of sales was 5.5% in 2014, down 120 basis points from 6.7% in 2013. Excluding the favorable impact resulting from the recognition of insurance coverage on a litigation matter, operating profit for the first six months of 2013 was $210.6 million, or 5.7% of sales.

•
Interest expense for the first six months of 2014 was $41.0 million, compared to $43.7 million for the first six months of 2013. Non-cash interest expense, which includes convertible debt interest, interest related to uncertain tax positions, and the amortization of deferred financing fees, for the first six months of 2014 and 2013 was $4.7 million and $4.4 million, respectively.

•	The effective six-month tax rate was 28.1% for 2014 compared to 26.4% for 2013.

•
Net income attributable to WESCO International, Inc. of $120.7 million for the first six months of 2014 was down 19.2% from $149.3 million for the first six months of 2013. Excluding the favorable impact resulting from the recognition of insurance coverage on a litigation matter, net income for the first six months of 2013 was $123.8 million.

•
Earnings per diluted share for the first six months of 2014 were down 20.7% to $2.26 per share, based on 53.4 million diluted shares, versus $2.85 per share for the first six months of 2013, based on 52.4 million diluted shares. Earnings per diluted share in the first six months of 2014 were $2.26, compared to $2.36 in the corresponding prior year period, excluding the impact of the recognition of insurance coverage on a litigation matter.

•	Free cash flow for the six months of 2014 was $39.0 million compared to $108.0 million in the comparable prior year period.

Mr. Engel continued, “Accelerating our One WESCO value proposition is a strategic priority and our leadership team is sharply focused on improving our market position both organically and through acquisitions.  We are now six months into the previously announced organizational changes that were focused on accelerating our One WESCO strategy, and we are making good progress as the new organization is taking action to drive above-market organic growth.  Customers are responding favorably as we are seeing an increased number of opportunities across their MRO, OEM, and capital spending demand streams.”

Webcast and Teleconference Access
WESCO will conduct a webcast and teleconference to discuss the second quarter earnings as described in this News Release on Thursday, July 24, 2014, at 11:00 a.m. E.T. The call will be broadcast live over the Internet and can be accessed from the Company's website at http://www.wesco.com. The call will be archived on this Internet site for seven days.

WESCO International, Inc. (NYSE: WCC), a publicly traded Fortune 500 company headquartered in Pittsburgh, Pennsylvania, is a leading provider of electrical, industrial, and communications maintenance, repair and operating (MRO) and original equipment manufacturers (OEM) products, construction materials, and advanced supply chain management and logistic services. 2013 annual sales were approximately $7.5 billion. The company employs approximately 9,200 people, maintains relationships with over 25,000 suppliers, and serves over 75,000 active customers worldwide. Customers include commercial and industrial businesses, contractors, government agencies, institutions, telecommunications providers, and utilities. WESCO operates nine fully automated distribution centers and approximately 475 full-service branches in North America and around the world, providing a local presence for customers and a global network to serve multi-location businesses and multi-national corporations.

The matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Certain of these risks are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as the Company's other reports filed with the Securities and Exchange Commission.

Contact: Kenneth S. Parks, Senior Vice President and Chief Financial Officer
WESCO International, Inc. (412) 454-2392, Fax: (412) 222-7566
http://www.wesco.com

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Three Months Ended
	June 30, 2014		June 30, 2013
Net sales	$2,005.2		$1,894.0
Cost of goods sold (excluding	1,593.4	79.5%	1,501.4	79.3%
depreciation and amortization below)
Selling, general and administrative expenses	278.7	13.9%	265.5	14.0%
Depreciation and amortization	17.2		17.2
Income from operations	115.9	5.8%	109.9	5.8%
Interest expense, net	20.3		21.8
Income before income taxes	95.6	4.8%	88.1	4.7%
Provision for income taxes	26.7		22.7
Net income	68.9	3.4%	65.4	3.5%
Less: Net income attributable to noncontrolling interest	—		0.1
Net income attributable to WESCO International, Inc.	$68.9	3.4%	$65.3	3.4%

Earnings per diluted common share	$1.29		$1.25
Weighted average common shares outstanding and common
share equivalents used in computing earnings per diluted
share (in millions)	53.5		52.3

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Six Months Ended		Six Months Ended
	June 30, 2014		June 30, 2013
Net sales	$3,816.0		$3,702.0
Cost of goods sold (excluding	3,029.5	79.4%	2,928.4	79.1%
depreciation and amortization below)
Selling, general and administrative expenses	544.2	14.3%	493.0	13.3%
Depreciation and amortization	33.6		33.9
Income from operations	208.7	5.5%	246.7	6.7%
Interest expense, net	41.0		43.7
Income before income taxes	167.7	4.4%	203.0	5.5%
Provision for income taxes	47.1		53.6
Net income	120.6	3.2%	149.4	4.0%
Less: Net income attributable to noncontrolling interest	(0.1)		0.1
Net income attributable to WESCO International, Inc.	$120.7	3.2%	$149.3	4.0%

Earnings per diluted common share	$2.26		$2.85
Weighted average common shares outstanding and common
share equivalents used in computing earnings per diluted
share (in millions)	53.4		52.4

WESCO INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEET
(dollar amounts in millions)
(Unaudited)

	June 30, 2014	December 31, 2013
Assets
Current Assets
Cash and cash equivalents	$101.6	$123.7
Trade accounts receivable, net	1,186.1	1,045.1
Inventories, net	850.2	787.3
Current deferred income taxes	43.8	44.7
Other current assets	226.9	204.8
Total current assets	2,408.6	2,205.6
Other assets	2,520.5	2,443.3
Total assets	$4,929.1	$4,648.9

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$794.5	$735.1
Current debt and short-term borrowings	47.4	40.1
Other current liabilities	272.4	276.5
Total current liabilities	1,114.3	1,051.7

Long-term debt	1,521.0	1,447.6
Other noncurrent liabilities	404.3	384.8
Total liabilities	3,039.6	2,884.1

Stockholders' Equity
Total stockholders' equity	1,889.5	1,764.8
Total liabilities and stockholders' equity	$4,929.1	$4,648.9

WESCO INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(dollar amounts in millions)
(Unaudited)

	Six Months Ended	Six Months Ended
	June 30, 2014	June 30, 2013
Operating Activities:
Net income	$120.6	$149.4
Add back (deduct):
Depreciation and amortization	33.6	33.9
Deferred income taxes	13.7	26.8
Change in Trade Receivables, net	(122.1)	(83.3)
Change in Inventories, net	(44.9)	(27.7)
Change in Accounts Payable	47.1	53.3
Other	2.8	(32.6)
Net cash provided by operating activities	50.8	119.8

Investing Activities:
Capital expenditures	(11.8)	(11.8)
Acquisition payments	(133.3)	—
Other	—	9.7
Net cash used by investing activities	(145.1)	(2.1)

Financing Activities:
Debt borrowings (repayments), net	76.3	(105.0)
Equity activity, net	(0.4)	(1.0)
Other	(0.5)	8.1
Net cash provided by (used in) financing activities	75.4	(97.9)

Effect of exchange rate changes on cash and cash equivalents	(3.2)	(1.4)

Net change in cash and cash equivalents	(22.1)	18.4
Cash and cash equivalents at the beginning of the period	123.7	86.1
Cash and cash equivalents at the end of the period	$101.6	$104.5

NON-GAAP FINANCIAL MEASURES

This earnings release includes certain non-GAAP financial measures. These financial measures include financial leverage, free cash flow, gross profit, organic sales growth, adjusted net income, adjusted income from operations, and adjusted earnings per diluted share. The Company believes that these non-GAAP measures are useful to investors in order to provide a better understanding of the Company's capital structure position, liquidity, and organic growth trends on a comparable basis. Additionally, certain non-GAAP measures either focus on or exclude transactions impacting comparability of results, allowing investors to more easily compare the Company's financial performance from period to period. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above.

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended	Six Months Ended
Normalized Organic Sales Growth:	June 30, 2014	June 30, 2014

Change in net sales	5.9%	3.1%
Impact from acquisitions	1.6%	1.0%
Impact from foreign exchange rates	(1.7)%	(1.8)%
Impact from number of workdays	—%	—%
Normalized organic sales growth	6.0%	3.9%

Note: Organic sales growth is provided by the Company as an additional financial measure to provide a better understanding of the Company's sales growth trends. Organic sales growth is calculated by deducting the percentage impact on net sales from acquisitions, foreign exchange rates and number of workdays from the overall percentage change in consolidated net sales.

	Three Months Ended
Gross Profit:	June 30, 2014	June 30, 2013
(dollar amounts in millions)
Net Sales	$2,005.2	$1,894.0
Cost of goods sold (excluding depreciation and amortization)	1,593.4	1,501.4
Gross profit	$411.8	$392.6
Gross margin	20.5%	20.7%

	Six Months Ended
Gross Profit:	June 30, 2014	June 30, 2013
(dollar amounts in millions)
Net Sales	$3,816.0	$3,702.0
Cost of goods sold (excluding depreciation and amortization)	3,029.5	2,928.4
Gross profit	$786.5	$773.6
Gross margin	20.6%	20.9%

Note: Gross profit is provided by the Company as an additional financial measure. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. This amount represents a commonly used financial measure within the distribution industry. Gross margin is calculated by dividing gross profit by net sales.

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended		Six Months Ended
Adjusted Selling, General and Administrative Expenses:	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
(amounts in millions except for diluted EPS)
Selling, general and administrative expenses	$278.7	$265.5	$544.2	$493.0
ArcelorMittal litigation recovery included in SG&A	—	—	—	36.1
Adjusted selling, general and administrative expenses	$278.7	$265.5	$544.2	$529.1
Percent of sales	13.9%	14.0%	14.3%	14.3%

Adjusted Income from Operations:
Income from operations	$115.9	$109.9	$208.7	$246.7
ArcelorMittal litigation recovery included in SG&A	—	—	—	(36.1)
Adjusted income from operations	$115.9	$109.9	$208.7	$210.6
Percent of sales	5.8%	5.8%	5.5%	5.7%

Adjusted Net Income Attributable to WESCO International, Inc.:
Income before income taxes	$95.6	$88.1	$167.7	$203.0
ArcelorMittal litigation recovery included in SG&A	—	—	—	(36.1)
Adjusted income before income taxes	95.6	88.1	167.7	166.9
Adjusted provision for income taxes	26.7	22.7	47.1	43.0
Adjusted net income	68.9	65.4	120.6	123.9
Less: Net income attributable to noncontrolling interest	—	0.1	(0.1)	0.1
Adjusted net income attributable to WESCO International, Inc.	$68.9	$65.3	$120.7	$123.8

Adjusted Diluted EPS:
Diluted share count	53.5	52.3	53.4	52.4
Adjusted Diluted EPS	$1.29	$1.25	$2.26	$2.36

Note: Adjusted SG&A, income from operations, net income attributable to WESCO International, Inc., and earnings per share are provided by the Company as additional financial measures which allow investors to compare the Company's performance from period to period by adjusting for transactions management views as impacting the comparability of results. Adjusted diluted EPS is calculated by dividing adjusted net income attributable to WESCO International, Inc. by weighted average common shares outstanding and common share equivalents.

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Twelve Months Ended
Financial Leverage:	June 30, 2014	December 31, 2013
(dollar amounts in millions)
Income from operations	$443.0	$481.0
ArcelorMittal litigation recovery	—	(36.1)
Depreciation and amortization	67.3	67.6
Adjusted EBITDA	$510.3	$512.5

	June 30, 2014	December 31, 2013
Current debt	$47.4	$40.1
Long-term debt	1,521.0	1,447.6
Debt discount related to convertible debentures and term loan(1)	172.7	174.7
Total debt including debt discount	1,741.1	1,662.4
Less: Cash and cash equivalents	101.6	123.7
Total debt including debt discount, net of cash	$1,639.5	$1,538.7

Financial leverage ratio based on total debt	3.4	3.2
Financial leverage ratio based on total debt, net of cash	3.2	3.0

Note: Financial leverage is a non-GAAP financial measure provided by the Company as an indicator of capital structure position. Financial leverage ratio based on total debt is calculated by dividing total debt, including debt discount, by Adjusted EBITDA. Financial leverage ratio based on total debt, net of cash, is calculated by dividing total debt, including debt discount, net of cash, by Adjusted EBITDA. Adjusted EBITDA is defined as the trailing twelve months earnings before interest, taxes, depreciation and amortization, excluding the ArcelorMittal litigation recovery in 2013. Financial leverage ratio based on total net debt is calculated by dividing total debt, including debt discount less cash and cash equivalents, by Adjusted EBITDA.
(1)The convertible debentures and term loan are presented in the consolidated balance sheets in long-term debt net of the unamortized discount.

	Three Months Ended		Six Months Ended
Free Cash Flow:	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
(dollar amounts in millions)
Cash flow provided by operations	$4.1	$39.4	$50.8	$119.8
Less: Capital expenditures	(6.8)	(5.8)	(11.8)	(11.8)
Free cash flow	$(2.7)	$33.6	$39.0	$108.0

Note: Free cash flow is provided by the Company as an additional liquidity measure. Capital expenditures are deducted from operating cash flow to determine free cash flow. Free cash flow is available to provide a source of funds for any of the Company's financing needs.